Exhibit 99.2

Global Aircraft Solutions, Inc. Announces Change of Independent Auditors, the Addition of a New Independent Board Member, and the Initiation of a CFO Search TUCSON, Ariz.- January 9, 2006 — Global Aircraft Solutions, Inc. (OTCBB: GACF), an aircraft and aircraft parts trading company, and a leading provider of scheduled maintenance, repair and overhaul (“MRO”) services for commercial airlines, charter airlines and aviation leasing companies, today announced it has engaged Phoenix-based Epstein Weber & Conover, PLC (“EWC”) as the Company’s new independent auditors, effective immediately. EWC is a mid-sized firm of certified public accountants registered with the Public Company Accounting Oversight Board (PCAOB).

GACF is also expanding its board of directors from five to six members, and is pleased to announce that effective immediately Mr. Seymour (Sy) Siegel will be filling the new position. Mr. Siegel brings many years of experience in public accounting and SEC regulatory matters to GACF's board of directors. He is a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C., a national accounting and consulting firm with over 600 members and offices in 7 cities. Sy was the managing partner and founder of Siegel Rich and Co., P.C., which merged into Weiser & Co., LLP, a large regional firm, where he was a senior partner until forming Siegel Rich Inc. in 1994. In April 2000, they became a division of Rothstein Kass. Mr. Siegel has been a director, trustee and officer of numerous business, philanthropic and civic organizations. He is currently the Chairman of the Audit Committee of Hauppauge Digital, Inc. (NASDAQ: HAUP), Emerging Vision, Inc. (OTC BB: ISEE), and Gales Industries, Inc. He has also served as a Director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies, all public companies.

It is fully expected that Sy Siegel will shortly be joining the Company’s Audit and Compensation Committees. One of Mr. Siegel’s first tasks will be to assist our current Chairman, CEO and CFO, Ian Herman, in identifying a new CFO. Beyond the required responsibilities of a public company CFO, the CFO will also provide the investment community with additional financial clarity in our three rapidly growing business divisions. GACF believes that locating and hiring a suitable CFO will be instrumental in reaching the next level in our business development and fully realizing our valuation in the public market.

John Sawyer, President of GACF, stated, “Although we are very appreciative of the service provided Global by our previous independent audit firm, the current and projected growth of GACF dictates that we move up to a larger, higher visibility accounting firm. Epstein, Weber & Conover, headquartered in Phoenix, enjoys an excellent reputation and has the breadth of public accounting and SEC experience we will need as Global continues to evolve.”

GACF Chairman & CEO, Ian Herman, added, “We are very pleased to welcome Sy Siegel to our Board of Directors. Sy’s wealth of accounting and business experience, and particularly his personal integrity, makes him an ideal addition to our Board.”

About Global Aircraft Solutions

Global Aircraft Solutions trades in commercial jet aircraft and provides parts support and maintenance, repair and overhaul (MRO) services for large passenger jet aircraft to scheduled and charter airlines and aviation leasing companies. Hamilton Aerospace and World Jet, both divisions of Global Aircraft Solutions, operate from adjacent facilities comprising about 35 acres located at Tucson International Airport. These facilities include hangars, workshops, warehouses, offices and other buildings. Notable customers include debis AirFinance, BCI Aircraft Leasing, Q Aviation, Falcon Air Express, Jetran International, Goodrich Corporation, AAR, National Jet Systems, Pemco, San Antonio Aerospace, Pegasus Aviation, Shaheen Airlines, Iraqi Airways, and Aero California.

Global’s website is located at www.globalaircraftsolutions.com. The Hamilton Aerospace website is located at www.hamaerotech.com.

Except for the historical information presented, the above statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 or regulations thereunder. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. These risks include the economic health of the airline industry, demand for Global Aircraft Solutions’ services, and competitive pricing pressures. In addition, other risks are detailed in Global’s Form 10-KSB filed on November 14, 2005. These statements speak only as of above date, and Global disclaims any intent or obligation to update them.

Contact:

     Global Aircraft Solutions
     Ian Herman, (520) 275-6059
     iherman@hamaerotech.com

                Or

     Alliance Advisors, LLC
     Alan Sheinwald, 914-244-0062
     asheinwald@allianceadvisors.net